POWER OF ATTORNEY

Each of the undersigned directors of Maiden Holdings North America, Ltd., a Delaware corporation, which proposes to file with the Securities and Exchange Commission a Shelf Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offering of securities, hereby constitutes and appoints Arturo M. Raschbaum, Patrick J. Haveron and Lawrence F. Metz and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) such registration statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all amendments, post-effective amendments and supplements thereto or any new registration statement filed pursuant to Rule 462(b) of the rules and regulations promulgated under the Securities Act; and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ Arturo M. Raschbaum	Chairman	May 14, 2012
Arturo M. Raschbaum

/s/ Patrick J. Haveron	Director	May 14, 2012
Patrick J. Haveron

/s/ Lawrence F. Metz	Director	May 14, 2012
Lawrence F. Metz

/s/ Karen Schmitt	Director	May 14, 2012
Karen Schmitt

/s/ Paul W. Hawk	Director	May 14, 2012
Paul W. Hawk